PART II

OFFERING CIRCULAR

PIKON GROUP, INC.

333 Sylvan Avenue, Suite LL5

Englewood Cliffs, NJ 07632

Best Efforts Offering of up to 1,000 Convertible Notes at $1,000 Per Note

This prospectus relates to the offering and sale of up to one thousand (1,000) Convertible Notes of the Company for an aggregate, maximum gross dollar offering of One Million and 00/100 ($1,000,000) Dollars (the “Offering”) The Offering is being made pursuant to Tier 1 of Regulation A, promulgated under the Securities Act of 1933. Each Convertible Note will be offered at its principal amount, One Thousand and 00/100 ($1,000/00) Dollars. There is a minimum purchase amount of five (5) Convertible Notes, for an aggregate purchase price of Five Thousand and 00/100 ($5,000/00) Dollars.

Investing in this offering involves high degree of risk, and you should not invest unless you can afford to lose your entire investment. See “Risk Factors” beginning on page 7. This offering circular relates to the offer and sale or other disposition of up to one thousand (1,000) Convertible Notes, at a fixed price of $1,000 per note. See “Securities Being Offered” beginning on page 32.

This is our offering, and no public market currently exists for our notes. The Offering price may not reflect the market price of our notes after the Offering. The Company does not intend to seek an public listing for the Convertible Notes. Moreover, our common stock is not listed for trading on any exchange or automated quotation system. The Company presently does not intend to seek such listing for its common stock, but should it hereinafter elect to do so, there can be no assurances that such listing will ever materialize.

The proposed sale will begin as soon as practicable after this Offering Circular has been qualified by the Securities and Exchange Commission (the “SEC”) and the relevant state regulators, as necessary. The offering will continue until the Company has sold all of the notes offered hereby or on such earlier date as the Company may terminate the Offering. The notes offered hereby are offered on a “best efforts” basis, and there is no minimum offering.

We have made no arrangements to place subscription proceeds or funds in an escrow, trust or similar account, which means that the proceeds or funds from the sale of notes will be immediately available to us for use in our operations and once received and accepted are irrevocable. See “Plan of Distribution” and “Securities Being Offered” for a description of our capital stock.

Please note that the Company is a “shell” company in accordance with Rule 405 promulgated under the Securities Act of 1933. Accordingly, any securities sold in this offering can only be resold through registration under the Securities Act of 1933; Section 4(1), if available, for non-affiliates; or by meeting the following conditions of Rule 144(i): (a) the issuer of the securities that was formerly a shell company has ceased to be a shell company; (b) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(D) of the Exchange Act of 1934; and the issuer of the securities has filed all Exchange Act reports and material required to be filed during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and at least one year has lapsed from the time that the issuer filed current Form 10 type information with the Commission reflecting its status as an entity that is not a shell company. For purposes herein, following the effectiveness of this Offering Statement, the Company will not be subject to the reporting requirements of the Exchange Act. Thus, the Company will be required to file another registration statement and become subject to the reporting requirements thereof in order to potentially provide for the application of Rule 144.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

THE CONVERTIBLE NOTES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THESE LAWS. THE CONVERTIBLE NOTES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE REGULATORY AUTHORITY NOR HAS THE COMMISSION OR ANY STATE REGULATORY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THIS OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

			Underwriting
	Number of	Price to	discount and	Proceeds to	Proceeds to
	Notes	Public (3)	commissions (1)	issuer (2)	other persons
Per note	1	$1,000	$0.00	$1,000	$0.00
Total Minimum	5	$5,000	$0.00	$5,000	$0.00
Total Maximum	1,000	$1,000,000	$0.00	$1,000,000	$0.00

(1)	We do not intend to use commissioned sales agents or underwriters.

(2)	The amounts shown are before deducting organization and offering costs to us, which include legal, accounting, printing, due diligence, marketing, consulting, finders fees, selling and other costs incurred in the offering of the notes.

(3)	The Notes are offered in denominations of $1,000 and any even multiple thereof. The minimum subscription amount is $5,000.

We are following the “Offering Circular” format of disclosure under Regulation A.

The date of this Preliminary Offering Circular is July 25, 2016

TABLE OF CONTENTS

Summary Information	5
Risk Factors	9
Dilution	17
Plan of Distribution	18
Use of Proceeds	19
Description of Business	21
Description of Properties	27
Management’s Discussion and Analysis	28
Directors, Executives, and Significant Employees	30
Executive Compensation	33
Securities Ownership of Management and Control Persons	34
Interest of Named Experts	35
Securities Being Offered	36
Financial Statements	38
Exhibits	48
Signatures	49

THIS OFFERING CIRCULAR MAY CONTAIN FORWARD-LOOKING STATEMENTS AND INFORMATION RELATING TO, AMONG OTHER THINGS, THE COMPANY, ITS BUSINESS PLAN AND STRATEGY, AND ITS INDUSTRY. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON THE BELIEFS OF, ASSUMPTIONS MADE BY, AND INFORMATION CURRENTLY AVAILABLE TO THE COMPANY’S MANAGEMENT. WHEN USED IN THE OFFERING MATERIALS, THE WORDS “ESTIMATE,” “PROJECT,” “BELIEVE,” “ANTICIPATE,” “INTEND,” “EXPECT” AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. THESE STATEMENTS REFLECT MANAGEMENT’S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND ARE SUBJECT TO RISKS AND UNCERTAINTIES THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTAINED IN THE FORWARD-LOOKING STATEMENTS. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE.

1.	SUMMARY OF INFORMATION IN OFFERING CIRCULAR

As used in this prospectus, references to the “Company,” “we,” “our”, “us” or “Company Name” refer to Pikon Group, Inc.. unless the context otherwise indicated.

You should carefully read all information in the prospectus, including the financial statements and their explanatory notes, under the Financial Statements prior to making an investment decision.

The Company
Organization:	We were incorporated under the laws of the State of Wyoming on March 8, 2016. Our principal office is located at 333 Sylvan Avenue, Suite LL5 Englewood Cliffs, NJ 07632
Capitalization:	Our articles of incorporation provide for the issuance of up to 100,000,000 shares of common stock, par value $0.0001. As of the date of this Prospectus there are 15,000,000 shares of our common stock issued and outstanding. Our articles of incorporation do not provide for the issuance of any preferred stock or other class of equity securities.
Management:	Our Chief Executive Officer is Oleg Pisliak. Our Vice President of Marketing and Secretary is Rostislav Rusev. Our Vice President of Project Management and Treasurer is Yuir Konstevoy. All three of our officers also serve as Directors of the Company. There are no other officers or directors of the Company. Each of the aforementioned spend approx. 10- 20 hours per week to the affairs of the Company.
Controlling Shareholders:	Our Officers and Directors constitute our only stockholders, each owning 5,000,000 shares. As such, our current Officers and Directors will be able to exert a significant influence over the affairs of the Company at the present time, and will continue to do so after the completion of the offering
Shell Company Status:	We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the securities sold in this offering can only be resold through registration under Section 5 the Securities Act of 1933, Section 4(1), if available, for non-affiliates or by meeting the conditions of Rule 144(i). A holder of our securities may not rely on the safe harbor from being deemed statutory underwriter under Section 2(11) of the Securities Act, as provided by Rule 144, to resell his or her securities. Only after we (i) are not a shell company, and (ii) have filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months (or for such shorter period that we may be required to file such reports and materials, other than Form 8-K reports); and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, can our securities be resold pursuant to Rule 144. “Form 10 information” is, generally speaking, the same type of information as we are required to disclose in this prospectus, but without an offering of securities. These circumstances regarding how Rule 144 applies to shell companies may hinder your resale of your shares of the Company.

Independence:

We are not a blank check company, as such term is defined by Rule 419 promulgated under the Securities Act of 1933, as amended, as we have a specific business plan and we presently have no plans or intentions to engage in a merger or acquisition with an unidentified company, companies, entity or person.

Our Business
Description of Operations:

Pikon Group, Inc. is an internally managed real estate company that plans to acquire, own and manage a portfolio of single-family homes. We are a development stage company, and we expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diversified portfolio of commercial real estate properties. We currently focus on the eastern United States and in particular the Northern New Jersey area, and in markets that we believe are likely to benefit from favorable demographic changes.

We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. These properties may be existing properties, newly constructed properties or properties under development or under construction.

Historical Operations:	Since inception, the Company has limited to no operations consisting primarily of researching potential real estate acquisitions and preparing for this offering. As of April 30, 2016 we have an accumulated deficit of ($5,000.)
Current Operations:	The Company is currently focused on researching real estate acquisition opportunities in the Northeast United States, and sourcing its capital raise requirements.
Growth Strategy:

The Company will seek to begin its acquisition strategy upon completion of this offering. The timing of commencement of operations may be influenced by our relative success of this offering. We may not raise sufficient proceeds through this offering in order to fully execute our business plans.

The Offering
Class of Securities Offered:	Convertible Promissory Notes, face value $1,000
No. of Note being Sold in the Offering:	Up to 1,000 notes for an maximum offering amount of $1,000,000
Offering Price:	The Company intends to offer the Notes at a price of $1,000 per Note. There is a minimum purchase amount of five (5) Notes for an aggregate purchase of $5,000.
Interest:	The Notes will bear interest at a rate of eight (8%) percent per annum. The interest will be paid at maturity.
Maturity:	The Notes will mature thirty-six (36) months from the date of issuance. The Company may elect to retire all or part of the then-outstanding Notes at any time. There exists no pre-payment penalty.
Conversion into Common Stock:	At its sole and absolute election, the Company may compel the holders of all or part of the Note to have the then-outstanding principal and interest into shares of the Company’s common stock. The price at which the Notes may convertible into shares of the Company’s common stock will be seventy-five (75%) percent of the twenty (20) trailing average bid price as quoted on any major national exchange or automated quotation system. Accordingly, the Notes may only be converted should the Company obtain a public listing for its Common Stock. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system and has not present intention to seek such a listing.
No. of Shares Outstanding:

As of the date of this Prospectus, there are 15,000,000 shares of the Company’s common stock issued and outstanding. All of our issued and outstanding shares are owned by our three officers and directors.

No. of Shares after the Offering:

Irrespective of the relative success of the offering, there will remain 15,000,000 shares of the Company’s common stock issued and outstanding following the completion of the offering contemplated herein.

Termination of the Offering:	The offering will commence as of the effective date of this Prospectus and will terminate on the sooner of the sale of the maximum number of Notes being sold, six months from the effective date of this Offering Statement or the decision by Company management to deem the offering closed.
Offering Cost:	We estimate our total offering registration costs to be $10,000. If we experience a shortage of funds prior to funding, our officer and director has verbally agreed to advance funds to the Company to allow us to pay for offering costs, filing fees, and correspondence with our shareholders; however our officer and director has no legal obligation to advance or loan funds to the Company.
Market for the Notes:	The Notes being offered herein are not listed for trading on any exchange or automated quotation system. The Company does not intend to seek such a listing at any time hereinafter.
Market for our Common Stock:

Our common stock is not listed for trading on any exchange or automated quotation system. We do not intend, upon the effectiveness of this Offering Statement to seek such a listing. We may, however, seek to obtain a listing at a later date, although there can be no guarantee that we will be able to file and later have declared effective, a registration statement made pursuant to the Exchange Act of 1934. Morevoer, there can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority (FINRA), which operates the OTQB Marketplace; nor can there be any assurance that such an application for quotation will be approved.

No. of Notes Outstanding:	As of the date of this Prospectus, there zero (0) Notes issued and outstanding.
No. of Notes after the Offering:	Assuming the Company is able to sell the maximum offering, there will be 1,000 Notes issued and outstanding following the offering. There can be no assurance that the Company will be able to sell all or part of the Maximum Offering.
Best Efforts Offering:

We are offering Notes on a “best efforts” basis through our Chief Executive Officer, who will not receive any discounts or commissions for selling the shares. There is no minimum number of shares that must be sold in order to close this offering.

2.    RISK FACTORS

Investing in our shares involves risk. In evaluating the Company and an investment in the shares, careful consideration should be given to the following risk factors, in addition to the other information included in this Offering circular. Each of these risk factors could materially adversely affect Pikon’s business, operating results or financial condition, as well as adversely affect the value of an investment in our shares. The following is a summary of the most significant factors that make this offering speculative or substantially risky. The company is still subject to all the same risks that all companies in its industry, and all companies in the economy, are exposed to. These include risks relating to economic downturns, political and economic events and technological developments (such as cyber-security). Additionally, early-stage companies are inherently more risky than more developed companies. You should consider general risks as well as specific risks when deciding whether to invest.

Risks Related to the Company

Our having generated no revenues from operations makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

As of April 30, 2016, we have generated no revenues. As a consequence, it is difficult, if not impossible, to forecast our future results based upon our historical data.  Because of the related uncertainties, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in revenues and expenses.  If we make poor budgetary decisions as a result of unreliable data, we may never become profitable or incur losses, which may result in a decline in our stock price.

The company has realized significant operating losses to date and expects to incur losses in the future

The company has operated at a loss since inception, and these losses are likely to continue. Pikon’s net loss for the period ending April 30, 2016 was $5,000. Until the company achieves profitability, it will have to seek other sources of capital in order to continue operations.

The Company has limited capitalization and a lack of working capital and as a result is dependent on raising funds to grow and expand its business.

The Company lacks sufficient working capital in order to execute its business plan. The ability of the Company to move forward with its objective is therefore highly dependent upon the success of the offering described herein. Should we fail to obtain sufficient working capital through this offering we may be forced to abandon our business plan.

Because we have a limited history of operations we may not be able to successfully implement our business plan.

We have less than one year of operational history in our industry. Accordingly, our operations are subject to the risks inherent in the establishment of a new business enterprise, including access to capital, successful implementation of our business plan and limited revenue from operations. We cannot assure you that our intended activities or plan of operation will be successful or result in revenue or profit to us and any failure to implement our business plan may have a material adverse effect on the business of the Company.

We are a recently organized corporation with a limited operating history, and we may not be able to successfully operate our business or generate sufficient operating cash flows to make or sustain distributions to our stockholders.

We were incorporated on March 8, 2016, and we have a limited operating history. Our financial condition, results of operations and ability to make or sustain distributions to our stockholders will depend on many factors, including:

•	our ability to identify attractive acquisition opportunities that are consistent with our investment strategy;

•	our ability to consummate acquisitions on favorable terms;

•	our ability to contain restoration, maintenance, marketing and other operating costs;

•	real estate appreciation or depreciation in our markets;

•	our ability to absorb costs that are beyond our control, such as real estate taxes, insurance premiums, litigation costs and compliance costs;

•	our ability to respond to changes in population, employment or homeownership trends in our markets; and

•	economic conditions in our markets, as well as the condition of the financial and real estate markets and the economy generally.

We are dependent on the sale of our securities to fund our operations.

We are dependent on the sale of our securities to fund our operations, and will remain so until we generate sufficient revenues to pay for our operating costs.  Our officers and directors have made no written commitments with respect to providing a source of liquidity in the form of cash advances, loans and/or financial guarantees. There can be no guarantee that we will be able to successfully sell our equity or debt securities. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

The Company is dependent on key personnel and loss of the services of any of these individuals could adversely affect the conduct of the company's business.

Our business plan is significantly dependent upon the abilities and continued participation of our officers and directors. It would be difficult to replace any of them at such an early stage of development of the Company. The loss by or unavailability to the Company of their services would have an adverse effect on our business, operations and prospects, in that our inability to replace them could result in the loss of one’s investment. There can be no assurance that we would be able to locate or employ personnel to replace any of our officers, should their services be discontinued. In the event that we are unable to locate or employ personnel to replace our officers we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Our Certificate of Incorporation and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Certificate of Incorporation, generally limits our officers’ and directors’ personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Certificate of Incorporation and Bylaws, provide indemnification for our officers and directors to the fullest extent authorized by the Wyoming General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a “Proceeding") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company.  Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the Securities and Exchange Commission that exculpation from and indemnification for liabilities arising under the Securities Act of 1933, as amended, and the rules and regulations thereunder is against public policy and therefore unenforceable.

The Company may not be able to attain profitability without additional funding, which may be unavailable.

The Company has limited capital resources. Unless the Company begins to generate sufficient revenues to finance operations as a going concern, the Company may experience liquidity and solvency problems. Such liquidity and solvency problems may force the Company to cease operations if additional financing is not available. No known alternative resources of funds are available in the event we do not generate sufficient funds from operations.

Risks Relating to Our Business

The profitability of attempted acquisitions is uncertain.

We intend to acquire properties selectively. Acquisition of properties entails risks that investments will fail to perform in accordance with expectations. In undertaking these acquisitions, we will incur certain risks, including the expenditure of funds on, and the devotion of management's time to, transactions that may not come to fruition. Additional risks inherent in acquisitions include risks that the properties will not achieve anticipated occupancy levels and that estimates of the costs of improvements to bring an acquired property up to standards established for the market position intended for that property may prove inaccurate. Expenses may be greater than anticipated.

Real estate investments are illiquid.

Because real estate investments are relatively illiquid, our ability to vary our portfolio promptly in response to economic or other conditions will be limited. The foregoing and any other factor or event that would impede our ability to respond to adverse changes in the performance of our investments could have an adverse effect on our financial condition and results of operations.

If we purchase assets at a time when the commercial and residential real estate market is experiencing substantial influxes of capital investment and competition for properties, the real estate we purchase may not appreciate or may decrease in value.

The commercial and residential real estate markets are currently experiencing a substantial influx of capital from investors worldwide. This substantial flow of capital, combined with significant competition for real estate, may result in inflated purchase prices for such assets. To the extent we purchase real estate in such an environment, we are subject to the risk that if the real estate market ceases to attract the same level of capital investment in the future as it is currently attracting, or if the number of companies seeking to acquire such assets decreases, our returns will be lower and the value of our assets may not appreciate or may decrease significantly below the amount we paid for such assets.

A residential property's income and value may be adversely affected by national and regional economic conditions, local real estate conditions such as an oversupply of properties or a reduction in demand for properties, availability of "for sale" properties, competition from other similar properties, our ability to provide adequate maintenance, insurance and management services, increased operating costs (including real estate taxes), and the attractiveness and location of the property. Our performance will be linked to economic conditions in the regions where our properties will be located and in the market for residential space generally. Therefore, to the extent that there are adverse economic conditions in those regions, and in these markets generally, that impact the applicable market prices, such conditions could result in a reduction of our income and cash available for distributions and thus affect the amount of distributions we can make to you.

We may not make a profit if we sell a property.

The prices that we can obtain when we determine to sell a property will depend on many factors that are presently unknown, including the operating history, tax treatment of real estate investments, demographic trends in the area and available financing. There is a risk that we will not realize any significant appreciation on our investment in a property. Accordingly, your ability to recover all or any portion of your investment under such circumstances will depend on the amount of funds so realized and claims to be satisfied therefrom.

Our properties may not be diversified.

Our potential profitability and our ability to diversify our investments may be limited, both geographically and by type of properties purchased. We will be able to purchase additional properties only as additional funds are raised and only if owners of real estate accept our stock in exchange for an interest in the target property or title to the property. Our properties may not be well diversified and their economic performance could be affected by changes in local economic conditions.

Our performance is therefore linked to economic conditions in the regions in which we will acquire properties and in the market for real estate properties generally. Therefore, to the extent that there are adverse economic conditions in the regions in which our properties are located and in the market for real estate properties, such conditions could result in a reduction of our income and cash to return capital and thus affect the amount of distributions we can make to you.

Competition with third parties for properties and other investments may result in our paying higher prices for properties which could reduce our profitability and the return on your investment.

We compete with many other entities engaged in real estate investment activities, including individuals, corporations, banks, insurance companies, REITs, and real estate limited partnerships, many of which have greater resources than we do. Some of these investors may enjoy significant competitive advantages that result from, among other things, a lower cost of capital and enhanced operating efficiencies. In addition, the number of entities and the amount of funds competing for suitable investments may increase. Any such increase would result in increased demand for these assets and increased prices. If competitive pressures cause us to pay higher prices for properties, our ultimate profitability may be reduced and the value of our properties may not appreciate or may decrease significantly below the amount paid for such properties. At the time we elect to dispose of one or more of our properties, we will be in competition with sellers of similar properties to locate suitable purchasers, which may result in us receiving lower proceeds from the disposal or result in us not being able to dispose of the property due to the lack of an acceptable return. This may cause you to experience a lower return on your investment.

The Company may not be able to effectively control the timing and costs relating to the renovation of properties, which may adversely affect the Company’s operating results and the its ability to make a return on its investment or disbursements of dividends or interest to our shareholders.

Nearly all of the properties to be acquired by the Company will require some level of renovation immediately upon their acquisition or in the future. The Company may acquire properties that it plans to extensively renovate. The Company also may acquire properties that it expects to be in good condition only to discover unforeseen defects and problems that require extensive renovation and capital expenditures.

The Company’s properties will have infrastructure and appliances of varying ages and conditions. Consequently, the Company will routinely retain independent contractors and trade professionals to perform physical repair work, and the Company will be exposed to all of the risks inherent in property renovation, including potential cost overruns, increases in labor and materials costs, delays by contractors in completing work, delays in the time of receiving necessary work permits, certificates of occupancy and poor workmanship. If the Company’s assumptions regarding the costs or timing of renovation across our future properties prove to be materially inaccurate, the Company’s operating results and ability to make distributions to our Shareholders may be adversely affected.

The Company has not yet identified any specific properties to acquire with net proceeds of this offering, and you will be unable to evaluate the economic merits of the company’s investments made with such net proceeds before making an investment decision to purchase the Company’s securities.

The Company will have broad authority to invest a portion of the net proceeds of this offering in any real estate investments the Company may identify in the future, and the Company may use those proceeds to make investments with which you may not agree. You will be unable to evaluate the economic merits of the Company’s properties before the Company invests in them and the Company will be relying on its ability to select attractive investment properties. In addition, the Company’s investment policies may be amended from time to time at the discretion of the Company’s Management, without out notice to the Company’s Shareholders. These factors will increase the uncertainty and the risk of investing in the Company’s securities.

Although the Company intends to use a portion of the net proceeds of this offering to acquire and renovate residential properties in its targeted markets, the Company cannot assure you that it will be able to do so. The Company’s failure to apply the proper portion of the net proceeds of this offering effectively or find suitable properties to acquire in a timely manner or on acceptable terms could result in losses or returns that are substantially below expectations.

The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property or of paying personal injury or other damage claims could reduce the amounts available for distribution to our shareholders.

Under various federal, state and local environmental laws, ordinances and regulations, a current or previous real property owner or operator may be liable for the cost of removing or remediating hazardous or toxic substances on, under or in such property. These costs could be substantial. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such hazardous or toxic substances. Environmental laws also may impose liens on property or restrictions on the manner in which property may be used or businesses may be operated, and these restrictions may require substantial expenditures or prevent us from entering into leases with prospective tenants that may be impacted by such laws. Environmental laws provide for sanctions for noncompliance and may be enforced by governmental agencies or, in certain circumstances, by private parties. Certain environmental laws and common law principles could be used to impose liability for the release of and exposure to hazardous substances, including asbestos-containing materials and lead-based paint. Third parties may seek recovery from real property owners or operators for personal injury or property damage associated with exposure to released hazardous substances and governments may seek recovery for natural resource damage. The costs of defending against claims of environmental liability, of complying with environmental regulatory requirements, of remediating any contaminated property, or of paying personal injury, property damage or natural resource damage claims could reduce the amounts available for distribution to you.

 Risks Related to Our Securities

There is no current established trading market for the Notes or Common Stock and if a trading market does not develop, purchasers of our securities may have difficulty selling their securities

There is currently no established public trading market for our Notes or our Common Sotck. and an active trading market in our securities may not develop or, if developed, may not be sustained.  While we intend to seek a quotation on a major national exchange or automated quotation system in the future, there can be no assurance that any such trading market will develop, and purchasers of the Notes may have difficulty selling their Notes or the underlying common stock, if converted, should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

Because we are a “shell company” the holders of our restricted securities will not be able to sell their securities in reliance on Rule 144 and we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, until we cease being a “shell company”.

We are a “shell company” as that term is defined by the applicable federal securities laws.  Specifically, because of the nature and amount of our assets and our very limited operations, pursuant to applicable federal rules, we are considered a “shell company”.  Applicable provisions of Rule 144 specify that during that time that we are a “shell company” and for a period of one year thereafter, holders of our restricted securities can not sell those securities in reliance on Rule 144. This restriction may have potential adverse effects on future efforts to form additional capital through unregistered offerings. Another implication of us being a shell company is that we cannot file registration statements under Section 5 of the Securities Act using a Form S-8, a short form of registration to register securities issued to employees and consultants under an employee benefit plan. As result, one year after we cease being a shell company, assuming we are current in our reporting requirements with the Securities and Exchange Commission and have filed current “Form 10 information” with the SEC reflecting our status as an entity that is no longer a shell company for a period of not less than 12 months, holders of our restricted securities may then sell those securities in reliance on Rule 144 (provided, however, those holders satisfy all of the applicable requirements of that rule). For us to cease being a “shell company” we must have more than nominal operations and more that nominal assets or assets which do not consist solely of cash or cash equivalents. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares if and when applicable restrictions against resale expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

The offering price of the Notes being offered herein has been arbitrarily determined by us and bears no relationship to any criteria of value; as such, investors should not consider the offering price or value to be an indication of the value of the shares being registered.

Currently, there is no public market for our Notes.  The offering price for the Notes being registered in this offering has been arbitrarily determined by us and is not based on assets, operations, book or other established criteria of value.  Thus, investors should be aware that the offering price does not reflect the market price or value of our common shares.

We may, in the future, issue additional shares of common stock, which would reduce investors’ percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock.  As of the date of this prospectus the Company had 15,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 85,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

We are subject to compliance with securities law, which exposes us to potential liabilities, including potential rescission rights.

We may offer to sell our common stock to investors pursuant to certain exemptions from the registration requirements of the Securities Act of 1933, as well as those of various state securities laws. The basis for relying on such exemptions is factual; that is, the applicability of such exemptions depends upon our conduct and that of those persons contacting prospective investors and making the offering. We may not seek any legal opinion to the effect that any such offering would be exempt from registration under any federal or state law. Instead, we may elect to relay upon the operative facts as the basis for such exemption, including information provided by investor themselves.

If any such offering did not qualify for such exemption, an investor would have the right to rescind its purchase of the securities if it so desired. It is possible that if an investor should seek rescission, such investor would succeed. A similar situation prevails under state law in those states where the securities may be offered without registration in reliance on the partial preemption from the registration or qualification provisions of such state statutes under the National Securities Markets Improvement Act of 1996. If investors were successful in seeking rescission, we would face severe financial demands that could adversely affect our business and operations. Additionally, if we did not in fact qualify for the exemptions upon which it has relied, we may become subject to significant fines and penalties imposed by the SEC and state securities agencies.

Anti-takeover effects of certain provisions of Wyoming state law hinder a potential takeover of the Company.

Though not now, we may be or in the future we may become subject to Wyoming’s control share law. A corporation is subject to Wyoming’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Wyoming, and it does business in Wyoming or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law. If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

Wyoming’s control share law may have the effect of discouraging takeovers of the corporation. In addition to the control share law, Wyoming has a business combination law which prohibits certain business combinations between Wyoming corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance.

For purposes of Wyoming law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Wyoming’s business combination law is to potentially discourage parties interested in taking control of the Company from doing so if it cannot obtain the approval of our board of directors.

3.    DILUTION

Should you purchase any of the Notes being offered herein, your interest may be diluted. The Company may offer its debt securities in future offerings that have equal or greater liquidation preferences than the Notes. That is, in the event of a liquidation, your pro rata interest in the assets of the Company will be marginalized alongside other holders of the Company’s Notes.

Moreover, the Company holds the right to compel the holders of the Notes to convert the then-outstanding principal and interest into shares of the Company’s common stock. Your as-converted stake in the Company will be diluted due to the Company issuing additional shares of its common stock. That is when the company issues more shares, the percentage of the company that you own will go down, even though the value of the company may go up. You will own a smaller piece of a larger company. This increase in number of shares outstanding could result from a stock offering (such as an initial public offering, another crowd funding round, a venture capital round, angel investment), employees exercising stock options, or by conversion of certain instruments (e.g. convertible bonds, preferred shares or warrants) into stock.

If the company decides to issue more shares, an investor could experience value dilution, with each share being worth less than before, and control dilution, with the total percentage an investor owns being less than before. The company has authorized and issued only one class or type of shares, common stock. Therefore, all of the company’s current shareholders and the investors in this Offering will experience the same dilution if the company decides to issue more shares in the future.

4.    PLAN OF DISTRIBUTION

We are offering a maximum of 1,000 convertible notes on a no minimum, “best efforts” basis. We will sell the notes ourselves and do not plan to use underwriters or pay any commissions. We will be selling our notes using our best efforts and no one has agreed to buy any of our notes. This prospectus permits our officers and directors to sell the notes directly to the public, with no commission or other remuneration payable to them for any notes they may sell. There is no plan or arrangement to enter into any contracts or agreements to sell the notes with a broker or dealer. Our officers and directors will sell the notes and intend to offer them to friends, family members and business acquaintances. There is no minimum amount of notes we must sell so no money raised from the sale of our notes will go into escrow, trust or another similar arrangement.

The notes are being offered by Oleg Pisliak, the Company’s Chief Executive Officer and Director. Mr. Pisliak will be relying on the safe harbor in Rule 3a4-1 of the Securities Exchange Act of 1934 to sell the notes. No sales commission will be paid for notes sold by Mr. Pisliak. Mr. Pisliak is not subject to a statutory disqualification and is not associated persons of a broker or dealer.

Additionally, Mr. Pisliak primarily performs substantial duties on behalf of the registrant otherwise than in connection with transactions in securities. Mr. Pisliak has not been a broker or dealer or an associated person of a broker or dealer within the preceding 12 months and they have not participated in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraph (a)4(i) or (a)4(iii) of Rule 3a4-1 of the Securities Exchange Act of 1934.

The offering will terminate upon the earlier to occur of: (i) the sale of all 1,000 notes being offered, or (ii) 365 days after this registration statement is declared effective by the Securities and Exchange Commission.

No securities are being sold for the account of security holders; all net proceeds of this offering will go to the Company.

5.    USE OF PROCEEDS TO ISSUER

We estimate that, at a per note price of $1,000, the net proceeds from the sale of the 1,000 notes in this Offering will be approximately $973,000, after deducting the estimated offering expenses of approximately $27,000.

We will utilize the net proceeds from this offering to acquire, restore, and manage single-family homes, and for general corporate purposes, including financing, operating expenses and our other expenses.

The following table below sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100% of the securities offered for sale in this offering by the company. For further discussion see the Company’s Plan of Operation.

	25% of Offering Sold	50% of Offering Sold	75% of Offering Sold	100% of Offering Sold
Offering Proceeds

Notes Sold	250	500	750	1,000
Gross Proceeds	$250,000	$500,000	$750,000	$1,000,000
Total Before Expenses	$250,000	$500,000	$750,000	$1,000,000

Offering Expenses
Legal & Accounting	$21,500	$21,500	$21,500	$21,500
Publishing/EDGAR	$2,000	$2,000	$2,000	$2,000
Transfer Agent	$1,250	$1,750	$2,500	$3,500
Total Offering Expenses	$24,750	$25,250	$26,000	$27,000

Amount of Offering Proceeds Available for Investment	$225,250	$474,750	$724,000	$973,000

Expenditures
Acquisition Expenses (1)	$225,250	$474,750	$724,000	$973,000
Working Capital Reserves	$	$	$	$
Total Expenditures	$225,250	$474,750	$724,000	$973,000

Net Remaining Proceeds	$-	$-	$-	$-

(1) "Acquisition Expenses" are expenses related to our selection and acquisition of properties, whether or not the properties are acquired. These expenses include but are not limited to travel and communications expenses, non-refundable option payments on property not acquired, accounting fees and expenses and miscellaneous expenses. The presentation in the table is based on the assumption that we will not borrow any money to purchase properties.

The above figures represent only estimated costs. This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the status of and results from operations. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering. We may find it necessary or advisable to use the net proceeds from this offering for other purposes, and we will have broad discretion in the application of net proceeds from this offering. Furthermore, we anticipate that we will need to secure additional funding for the fully implement our business plan.

The company reserves the right to change the above use of proceeds if management believes it is in the best interests of the company.

6.    DESCRIPTION OF BUSINESS

Our Company

Pikon Group, Inc. was incorporated under the laws of Wyoming on March 8, 2016. Our principal executive offices are located at 333 Sylvan Avenue, Suite LL5, Englewood Cliffs, NJ 07632. We are an internally managed real estate company that plans to acquire, own and manage a portfolio of single-family homes. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diversified portfolio of commercial real estate properties.

The Company intends on engaging in the business of purchasing real estate for the purpose of making cosmetic changes, repairs, and other enhancements in order to increase the value of the properties, and then rent such property to tenants or sell the properties. The Company does not intend to acquire commercial properties. We intend to conduct our operations so that neither we nor any of our subsidiaries are required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

We plan to initially focus on the eastern United States, and in markets that we believe are likely to benefit from favorable demographic changes. We expect to build a high-quality portfolio intended to generate current income and to provide capital preservation, capital appreciation and portfolio diversification. These properties may be existing income-producing properties, newly constructed properties or properties under development or under construction.  The Company will hold title to its acquired residential properties through related entities that operate as wholly-owned or wholly-controlled subsidiaries of the Company.

Our Competitive Strengths

We believe the experience of our directors and officers, as well as our investment strategies, distinguish us from other real estate companies. Specifically, our competitive strengths include the following:

▪	Experienced and Dedicated Management Team. The Company maintains a committed management team with experience in all phases of commercial real estate investment, management and disposition. Our management team has also established a robust infrastructure of service providers, including longstanding relationships with property managers for assets under management.
▪	Strategy of Opportunistic Investing. We have an extensive deal flow network in target markets due to long-standing relationships with brokers and lenders. The Medalist companies focus on value creation through a “hands on” management approach to previously neglected properties and a thorough knowledge of the geographic target area.

▪	Highly Disciplined Investing Approach. We intend to take a time-tested and thorough approach to analysis, management and investor reporting. The Medalist companies also adhere to a rigorous due diligence process, strict acquisition price discipline and prudent leverage levels.

Target Markets

The Company's goal is to purchase residential real property primarily in the eastern United States, with a particular focus on the Northern New Jersey area. If the Board of Directors decides that any markets outside of the aforementioned markets present an opportunity to purchase real property in accordance with the Company's business and purpose, the Board of Directors, in its sole and absolute discretion, may pursue the purchase of real estate in such markets. The Board of Directors will have complete discretion in the types of residential properties purchased by the Company. Consequently, shareholders will be dependent upon the ability of the Board of Directors to select residential properties that have the most potential to generate potential profits and can be readily marketed and sold.

Industry Overview

Residential housing is the largest real estate asset class in the United States with approximately $20 trillion in assets, according to the December 2014 Federal Reserve Flow of Funds release. Single-family homes currently comprise approximately one-third of all residential housing. We plan to focus our investment activities on single-family homes.

The U.S. housing market enjoyed nearly a decade of strong home price appreciation from the late 1990s through June 2006. Due to excessive lending at subpar underwriting standards, a significant home price correction occurred from late 2006 through early 2012. As measured by the S&P Case Shiller U.S. National Home Price Index, the peak occurred in June 2006 (189.93) and reached a low in March 2012 (124.2) — a decrease of 35%. As of September 2013, home prices throughout the nation have recovered 22% of value, which is representative of home values in early 2004.

Northern New Jersey Economic Outlook

Northern New Jersey’s economic recovery has been moderate and persistent. After declining in 2014, average hourly earnings in Northern New Jersey have picked up and are increasing faster than the U.S. average in 2015. The area’s median income is about 40 percent higher than the national average because of the high concentration of well-paying finance and professional services jobs. Looking ahead, moderate job growth, improving capital markets and stabilizing financial services will keep local incomes advancing. Real disposable income growth is set to improve in the second half of 2015 and into 2016,

Northern New Jersey’s housing market will remain stable in the near term. Existing home sales are expected to stay steady in the rest of 2015 and 2016. High per capita income and improved housing affordability will support moderate price increases in 2015 and 2016.

Northern New Jersey is a mature market. International migrants coming to the area are looking to tap the large New York area services job market while taking advantage of lower living costs relative to New York City. The highly educated workforce is one plus for the region. Forty percent of its residents have a college degree, compared with 29 percent in the U.S. This will help attract high-wage, high-value added employment.

Market Opportunity

We believe that the New York metropolitan area has historically provided and will continue to provide compelling real estate investment opportunities. We believe that a series of regional economic and demographic trends will generate attractive real estate investments as the New York metropolitan area and the U. S. economy more generally, continue to recover steadily from the most recent financial and economic downturn. We will focus on investments which emphasize both current income and capital appreciation, providing a balanced portfolio that leverages our local New York metropolitan area expertise.

We believe that our investment strategy will provide opportunities to: (i) acquire high-quality single family residential properties; (ii) reposition properties to capture investment upside through capital improvements and operational efficiencies; (iii) source additional investment opportunities through potential joint venture and co-investment arrangements in the future. We believe that our strategy, coupled with attractive New York metropolitan area investment opportunities, will allow us to (i) generate consistent current returns; (ii) optimize the risk-return dynamic for our stockholders; and (iii) realize appreciation opportunities in the portfolio.

New York City’s outer boroughs and suburban real estate markets are trending positively and we believe these areas will present compelling investment opportunities for investors with local expertise. The same forces that have made Manhattan a thriving real estate market (e.g., supply constraints, rent appreciation, low vacancies) should also contribute to the successful growth and development of New York City’s outer boroughs and suburban markets. Although the New York City market is well into its recovery, we believe that the outer suburban markets, such as Northern New Jersey, lag behind in this recovery providing opportunities to deploy significant amounts of capital into investments below net asset value and/or replacement cost. We believe that these markets will present acquisition and development opportunities as the national economy improves and potential tenants look for more affordable office and residential space outside of Manhattan. This trend is already underway and is expected to continue as firms and residents are priced out of the Manhattan market. Furthermore, we believe that generational shifts and changing residential patterns have created incentives for suburban municipalities to reorganize and redevelop certain districts in ways that create greater population density. There is a movement to revitalize urban areas near train stations and other central locations which had previously been vacated to support open suburban environments, a preference that is now reversing. Real estate owners and operators with local expertise and proven track-records will benefit from access to these suburban urbanization projects in addition to other compelling outer borough and suburban investment opportunities.

Investment Objectives

Our primary investment objectives are:

-	to maximize the capital gains of our properties;

-	to preserve and protect your capital contribution;
-	to enable investors to realize a return on their investment by beginning the process of liquidating and distributing cash to investors within approximately five years of the termination of this offering, or providing liquidity through alternative means such as in-kind distributions of our own securities or other assets; and
-	to achieve long-term capital appreciation for our stockholders through increases in the value of our company.

We will also seek to realize growth in the value of our investments and to optimize the timing of their sale.

However, we cannot assure you that we will attain these objectives or that the value of our investments will not decrease. We have not established a specific policy regarding the relative priority of these investment objectives.

Investment Criteria

We believe the most important criteria for evaluating the markets in which we intend to purchase investment properties include:

·	historic and projected population growth;
·	markets with historic and growing numbers of a qualified and affordable workforce;
·	high historic and projected employment growth;

·	markets with high levels of insured populations; and
·	stable household income and general economic stability.

The markets in which we invest may not meet all of these criteria and the relative importance that we assign to any one or more of these criteria may differ from market to market or change as general economic and real estate market conditions evolve. We may also consider additional important criteria in the future.

Investment Policies

Our investment objectives are to maximize the capital gains of our properties and achieve long-term capital appreciation for our stockholders through increases in the value of our company. We have not established a specific policy regarding the relative priority of these investment objectives.

We expect to pursue our investment objectives primarily through the ownership of properties and other acquired properties and assets. We currently intend to invest primarily in the acquisition, development and management of single-family properties. While we may diversify in terms of property locations, size and market, we do not have any limit on the amount or percentage of our assets that may be invested in any one property or any one geographic area.

We may also participate with third parties in property ownership, through joint ventures or other types of co-ownership. These types of investments may permit us to own interests in larger assets without unduly restricting our diversification and, therefore, provide us with flexibility in structuring our portfolio. We will not, however, enter into a joint venture or other partnership arrangement to make an investment that would not otherwise meet our investment policies.

Equity investments in acquired properties may be subject to existing mortgage financing and other indebtedness or to new indebtedness which may be incurred in connection with acquiring or refinancing these properties. Debt service on such financing or indebtedness will have a priority over any dividends with respect to our common stock. Investments are also subject to our policy not to be treated as an “investment company” under the Investment Company Act of 1940, as amended, or the 1940 Act.

In order to maintain a relatively low-risk profile across our entire asset holdings, it is the goal of the company to maintain at least 15% equity in all property holdings at all times. Additionally, for any fundamental investments, the company will operate with the long-term goal of owning each investment outright, and will therefore only remove equity from a property when all partners in the specific investment agree that it is in the best interest of the company.

All new asset purchases will be made for a maximum of 85% loan to value, based on both appraised and bank assumed values of the property, when available. This will be accomplished by either purchasing a property at below market value and/or ensuring that at least a 15% down payment is made on the property at acquisition. We anticipate that most acquisitions will be "flipped" or re-sold for profit.

Due Diligence Process

We will consider a number of factors in evaluating whether to acquire any particular asset, including: geographic location; condition of the asset; historical performance; current and projected cash flow; potential for capital appreciation; potential for economic growth in the area where the asset is located; presence of existing and potential competition; prospects for liquidity through sale, financing or refinancing of the assets; and tax considerations. Because the factors considered, including the specific weight we place on each factor, vary for each potential investment, we will not assign a specific weight or level of importance to any particular factor. Our obligation to close on the purchase of any investment generally will be conditioned upon the delivery and verification of certain documents from the seller, including, where available and appropriate: plans and specifications; environmental reports; surveys; evidence of marketable title subject to any liens and encumbrances as are acceptable to the Business Manager; audited financial statements covering recent operations of properties having operating histories unless those statements are not required to be filed with the SEC and delivered to stockholders; and title and liability insurance policies.

Acquisition of Properties

The Company intends on acquiring residential properties primarily through foreclosure sales, bank owned real estate, purchase transactions constituting a short sale (a transaction where the purchase price is less than the secured indebtedness on the property), and distressed sale transactions. The number of residential properties that may be available from all of the foregoing sources will vary from time to time, depending on numerous factors including, without limitation, trends in delinquent mortgages and foreclosure sales in a given area, extent to which banks may or may not aggressively seek to sell owned real estate (typically acquired through foreclosure on a delinquent mortgage), number of persons seeking to purchase distressed properties, trends impacting values of residential properties, and other factors beyond the control of the Company.

Tax Treatment of Registrant and its Security Holders.

Although we hope to be a real estate company with real estate assets, we will not be initially operating as a Real Estate Investment Trust (“REIT”) as we may not initially be able to qualify as a REIT. Therefore, we will initially operate a, “S” corporation.

For federal income tax purposes, an “S” corporation is recognized as a separate taxpaying entity. A corporation conducts business, realizes net income or loss, pays taxes and distributes profits to shareholders.

The profit of a corporation is taxed to the corporation when earned, and then is taxed to the shareholders when distributed as dividends. This creates a double tax. The corporation does not get a tax deduction when it distributes dividends to shareholders. Shareholders cannot deduct any loss of the corporation.

Competition

The real estate market is highly competitive. We will compete in all of our markets with other owners and operators of single and multifamily properties. We will compete based on a number of factors that include location, rental rates, security, suitability of the property’s design to tenants’ needs and the manner in which the property is operated and marketed. The number of competing properties in a particular market could have a material effect on a property’s occupancy levels, rental rates and operating expenses.

We will compete with many third parties engaged in real estate investment activities including REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, lenders, hedge funds, governmental bodies, private developers and other entities. There are also REITs with asset acquisition objectives similar to ours and others may be organized in the future. Some of these competitors have substantially greater marketing and financial resources than we will have and generally may be able to accept or manage more risk than we can prudently manage, including risks with respect to the creditworthiness of tenants. In addition, these same entities may seek financing through the same channels that we do. Therefore, we will compete for investors and funding in a market where funds for real estate investment may decrease, or grow less than the underlying demand.

Competition may limit the number of suitable investment opportunities offered to us and result in higher prices, making it more difficult for us to acquire new investments on attractive terms. In addition, competition for desirable investments could delay the investment of net proceeds from this offering in desirable assets, which may in turn reduce our cash flow from operations and negatively affect our ability to make or maintain distributions.

Government Regulation

Our business is subject to many laws and governmental regulations. Changes in these laws and regulations, or their interpretation by agencies and courts, occur frequently.

Fair Housing Act

The Fair Housing Act, its state law counterparts and the regulations promulgated by the U.S. Department of Housing and Urban Development and various state agencies prohibit discrimination in housing on the basis of race or color, national origin, religion, sex, familial status (including children under the age of 18 living with parents or legal custodians, pregnant women and people securing custody of children under 18) or handicap (disability) and, in some states, financial capability. A failure by the multifamily apartment properties to which our investments relate to comply with these laws could result in litigation, fines, penalties or other adverse claims against these properties and their owners or managers, or could result in limitations or restrictions on the ability of these properties or entities to operate, any of which could materially and adversely affect us.

Investment Company Act of 1940

We intend to conduct our operations so that we are not required to register as an investment company under the Investment Company Act of 1940, as amended, or the 1940 Act.

Environmental Matters

Under various federal, state and local laws, ordinances and regulations, a current or previous owner or operator of real property may be held liable for the costs of removing or remediating hazardous or toxic substances. These laws often impose clean-up responsibility and liability without regard to whether the owner or operator was responsible for, or even knew of, the presence of the hazardous or toxic substances. The costs of investigating, removing or remediating these substances may be substantial, and the presence of these substances may adversely affect our ability to rent or sell the property or to borrow using the property as collateral and may expose us to liability resulting from any release of or exposure to these substances. If we arrange for the disposal or treatment of hazardous or toxic substances at another location, we may be liable for the costs of removing or remediating these substances at the disposal or treatment facility, whether or not the facility is owned or operated by us. We may be subject to common law claims by third parties based on damages and costs resulting from environmental contamination emanating from a site that we own or operate. Certain environmental laws also impose liability in connection with the handling of or exposure to asbestos-containing materials, pursuant to which third parties may seek recovery from owners or operators of real properties for personal injury associated with asbestos-containing materials and other hazardous or toxic substances.

Other Regulations

The properties we acquire likely will be subject to various federal, state and local regulatory requirements, such as zoning and state and local fire and life safety requirements. Failure to comply with these requirements could result in the imposition of fines by governmental authorities or awards of damages to private litigants. We generally will acquire properties that are in material compliance with all regulatory requirements. However, there can be no assurance that these requirements will not be changed or that new requirements will not be imposed which would require significant unanticipated expenditures by us and could have an adverse effect on our financial condition and results of operations.

Employees:

Currently, the company does not have any full time employees. The company may hire a number of employees as needed after effectiveness of this offering primarily to support our acquisition and development efforts.

Legal Proceedings

We know of no existing or pending legal proceedings against us, nor are we involved as a plaintiff in any proceeding or pending litigation. There are no proceedings in which any of our directors, officers or any of their respective affiliates, or any beneficial stockholder, is an adverse party or has a material interest adverse to our interest.

7.    DESCRIPTION OF PROPERTY

Our principal offices are located at 333 Sylvan Avenue, Suite LL5, Englewood Cliffs, NJ 07632. These offices are leased from RPK Developers at a rate of $1,500 per month for a term of 12 months. The lease term will expire on February 1, 2017.

We do not currently lease or own any other real property.

8.    MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

The company was incorporated in Wyoming on March 8, 2016. Our principal executive offices are located at 333 Sylvan Avenue, Suite LL5, Englewood Cliffs, NJ 07632. We are an internally managed real estate company that plans to acquire, own and manage a portfolio of single-family homes. We expect to use substantially all of the net proceeds from this offering to originate, acquire and structure a diversified portfolio of commercial real estate properties. In addition to our real estate investments, we plan to provide a range of other services, including commercial construction, construction management, design and real estate services.

Since its inception, the Company has devoted substantially all of its efforts to business planning, research and development, recruiting management and staff and raising capital. Accordingly, the Company is considered to be in the development stage, since we are devoting substantially all of our efforts to establishing our business and planned principal operations have not commenced. The Company has generated minimal revenues from operations and therefore lacks meaningful capital reserves.

Operating Results

As of April 30, 2016, we have not generated any revenues and incurred expenses of $3,500. Our operating expenses consist of the costs incurred in organizing the company and this offering. As a result, our net loss for the period from inception through April 30, 2016 was $3,500. Our accumulated deficit at April 30, 2016 was $3,500.

To meet our need for cash we are attempting to raise money from this offering. The maximum aggregate amount of this offering will be required to fully implement our business plan. If we are unable to successfully generate revenue we may quickly use up the proceeds from this offering and will need to find alternative sources. If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely.

Liquidity and Capital Resources

As of April 30, 2016, the Company had $1,500 in cash and total liabilities of $3,500. As of April 30, 2016, the Company has incurred total expenses since inception of $3,500, related entirely to legal fees associated with this Offering. In management’s opinion, the Company’s cash position is insufficient to maintain its operations at the current level for the next 12 months. We are attempting to raise funds to proceed with our plan of operation. The Company hopes to raise $1,000,000 in this Offering. If we are successful at raising the maximum amount of this offering, we believe that such funds will be sufficient to fund our expenses over the next twelve months.

Although we intend on identifying 1 to 2 properties for acquisition with our proceeds, there is no guarantee that we will acquire any such properties. Acquisition will depend highly on our funds, the availability of those funds, and the size of the properties. Upon the qualification of the Form 1-A, the Company plans to pursue its investment strategy of property acquisition. There can be no assurance of the Company's ability to do so or that additional capital will be available to the Company. If so, the Company's investment objective of acquiring properties will be adversely affected and the Company may not be able to pursue an acquisition opportunity if it is unable to finance such acquisitions. The Company currently has no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since the Company has no such arrangements or plans currently in effect, its inability to raise funds for the above purposes will have a severe negative impact on its ability to remain a viable company. There can be no assurance that additional capital will be available to the Company. If we are successful at raising capital by issuing more stock, or securities which are convertible into shares of the Company, your investment will be diluted as a result of such issuance.

We are highly dependent upon the success of this offering, as described herein. Therefore, the failure thereof would result in the need to seek capital from other resources such as taking loans, which would likely not even be possible for the Company. However, if such financing were available, because we are a development stage company with no operations to date, we would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its equity or debt securities, or secure a loan, the Company would be required to cease business operations. As a result, investors would lose all of their investment.

Off-Balance Sheet Arrangements

As of April 30, 2016, we did not have any off-balance sheet arrangements.

Plan of Operations

Over the next twelve months, the Company intends to focus on acquiring single-family residential properties using the proceeds from this offering. Our officers and directors will meet with property owners, brokers, consultants and advisors in the real estate industry to locate properties which meet the Company’s profile. We may engage other consultants to conduct initial due diligence with respect to properties which may be of interest to the Company. Our initial focus will be to acquire properties located in the New York metropolitan area and, in particular, Northern New Jersey.

Our director intends to reach out to his current network and search for appropriate properties. Mr. Pisliak has a network that includes real estate brokers, commercial real estate owners, management companies, real estate operators, title companies, and escrow companies. Mr. Pisliak believes that by utilizing his current network, he will be able to identify appropriate properties.

We plan to purchase real properties by assuming up to a maximum of 85% debt financing. We may also acquire debt in the form of mezzanine or bridge financing. We may borrow such funds from a traditional bank or third party. However, we hope to limit our financing costs and our financing to direct leverage on the property. We hope to finance acquisition costs mostly with the sale of our notes in this offering.

9.    DIRECTORS, EXECUTIVE OFFICERS AND SIGNIFICANT EMPLOYEES

The board of directors elects our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies. Each director shall be elected for the term of one year, and until her successor is elected and qualified, or until her earlier resignation or removal. Our directors and executive officers are as follows:

The table below lists our directors and executive officers, their ages, and the date of their first appointment to such positions. Each position is currently held with an indefinite term of office.

Name	Position	Age	Date of First
Appointment
Oleg Pisliak	Chief Executive Officer, Director		March 8, 2016
Rostislav Rusev	VP Marketing, Secretary, Director		March 8, 2016
Yura Konstevoy	VP Project Management, Treasurer, Director		March 8, 2016

Oleg Pisliak, CEO and Director

Oleg Pisliak is the CEO and Director of the Company. In 2007, he rebranded and formed the private company Pikon Group which took over Markell Inc. (a construction company he founded in 1998). The private company, like its predecessor Markell, creates residential and commercial/industrial developments. As principal owner, Mr. Pisliak is in charge of reading blueprints, meeting with architects and engineers and tracking building specifications. Mr. Pisliak graduated with a masters degree in engineering in Russia, and soon afterwards attained a law degree in Belarus. With his unique educational background, he has the skills to think critically and meticulously along with the ability to deeply understand every function of the company. He is an intuitive decision maker and a highly skilled leader. He began work in the construction and development industry just two years after moving to the US in 1996. He is responsible for growing Pikon Group into the regionally successful development company that it is today and is deeply experienced when it comes to the growth and attainment of success in the company.

Rostislav Rusev, VP Marketing, Secretary and Director

Rostislav Rusev, our Vice President of Marketing, Secretary and Director is incredibly experienced in the field of marketing, PR and research, work he has been doing since 2003. He began as head of marketing and PR/research in Markell Inc. In 2006, he formed his own construction development company, called Renaissance Construction Company. Three years later, it was acquired by Pikon and all activities were conducted by the private company, Pikon Group. From 2010-2016, he has served as a vice president/coordinator at Meadowlands Hospital, overseeing day to day business operations and spearheading the marketing and PR department for the Meadowlands EMS. He also worked closely with local dignitaries and politicians on the safety of Secaucus, NJ, and is greatly proficient when it comes to dealing with people and developing strategic and valuable relations.

Yura Kontsevoy, VP Project Management, Treasurer and Director

Yuri Konstevoy is the Vice President of Project Management, Treasurer and Director of the Company. He began as head of marketing and zone research at ABL Management, a food service management company, from 2002-2004. He then became the head of project development, zone research and market analysis at Markell Inc, where he managed the project development, zone research and market analysis at Pikon Group since its acquisition of Markell in 2007. He currently provides general management supervision, financing negotiation and managing sales acquisitions at Pikon. Yuri has a background in field engineering, which he acquired while he was in the Israeli Defense Forces from 1997-2000. He is seasoned in directly managing and creating harmonious teams for each project in order to reach the highest of outcomes. He is talented when it comes to dealing and negotiating with others, creating mutually beneficial arrangements for both parties.

Code of Ethics Policy

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Board Composition

Our Bylaws provide that the Board of Directors shall consist of no more than three (3) directors. Each director of the Company serves until his successor is elected and qualified, subject to removal by the Company’s majority shareholders. Each officer shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board of Directors, and shall hold his office until his successor is elected and qualified, or until his earlier resignation or removal.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director and considered whether any director has a material relationship with us that could compromise his ability to exercise independent judgment in carrying out his responsibilities. As a result of this review, our board of directors determined that our directors do not meet the independence requirements, according to the applicable rules and regulations of the SEC.

Corporate Governance

There have been no changes in any state law or other procedures by which security holders may recommend nominees to our board of directors. In addition to having no nominating committee for that purpose, we currently have no specific audit committee and no audit committee financial expert. Based on the fact that our current business affairs are simple, any such committees are excessive and beyond the scope of our business and needs.

Family Relationships

None.

Involvement in Certain Legal Proceedings

No officer, director, or persons nominated for such positions, promoter or significant employee has been involved in the last ten years in any of the following:

• Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time,

• Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses),

• Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting her involvement in any type of business, securities or banking activities,

• Being found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

• Having any government agency, administrative agency, or administrative court impose an administrative finding, order, decree, or sanction against them as a result of their involvement in any type of business, securities, or banking activity.

• Being the subject of a pending administrative proceeding related to their involvement in any type of business, securities, or banking activity.

• Having any administrative proceeding been threatened against you related to their involvement in any type of business, securities, or banking activity.

Significant Employees

None.

10.   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information about the annual compensation of each of our three highest-paid persons who were directors or executive officers during our last completed fiscal year.

		Cash	Other	Total
	Capacities in which	compensation	compensation	compensation
Name	compensation was received	($)	($)	($)
Oleg Pisliak	CEO, Director	-0-	-0-	-0-
Rostislav Rusev	VP, Secretary, Director	-0-	-0-	-0-
Yura Konstevoy	VP, Treasurer, Director	-0-	-0-	-0-

Compensation of Directors

We do not compensate our directors for attendance at meetings. We reimburse our officers and directors for reasonable expenses incurred during the course of their performance. We have no long-term incentive plans.

11.   SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN SECURITYHOLDERS

The following tables set forth the ownership, as of the date of this prospectus, of our common stock by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, our directors, and our executive officers and directors as a group. To the best of our knowledge, the persons named have sole voting and investment power with respect to such shares, except as otherwise noted. There are not any pending or anticipated arrangements that may cause a change in control.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within 60 days through the conversion or exercise of any convertible security, warrant, option or other right. More than one person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within 60 days, by the sum of the number of shares outstanding as of such date plus the number of shares as to which such person has the right to acquire voting or investment power within 60 days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

		Amount and
	Amount and	nature of
	nature of	beneficial	Percent
Name and address of beneficial	beneficial	ownership	of class
owner (1)	ownership (2)	acquirable	(3)
Oleg Pisliak	5,000,000	-0-	33.33%
Rostislav Rusev	5,000,000	-0-	33.33%
Yuri Konstevoy	5,000,000	-0-	33.33%
All directors and officers as a group (3 persons)	15,000,000	-0-	100%

(1)	The address of those listed is 333 Sylvan Ave, Ste LL5, Englewood Cliffs, NJ 07632
(2)	Unless otherwise indicated, all shares are owned directly by the beneficial owner.
(3)	Based on 15,000,000 shares outstanding prior to this Offering.

12.   INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

During the last fiscal year, there have been no transactions, or proposed transactions, which have materially affected or will materially affect us in which any director, executive officer or beneficial holder of more than 5% of the outstanding common, or any of their respective relatives, spouses, associates or affiliates, has had or will have any direct or material indirect interest. We have no policy regarding entering into transactions with affiliated parties.

Conflicts of Interest and Corporate Opportunities

The officers and directors have acknowledged that under Wyoming Corporate law that they must present to the Company any business opportunity presented to them as an individual that met the Wyoming's standard for a corporate opportunity:  (1) the corporation is financially able to exploit the opportunity; (2) the opportunity is within the corporation's line of business; (3) the corporation has an interest or expectancy in the opportunity; and (4) by taking the opportunity for his own, the corporate fiduciary will thereby be placed in a position inimical to their duties to the corporation. This is enforceable and binding upon the officers and directors as it is part of the Code of Ethics that every officer and director is required to execute.  However, the Company has not adopted formal written policies or procedures regarding the process for how these corporate opportunities are to be presented to the Board.  It is the Company’s intention to adopt such policies and procedures in the immediate future.

13.   SECURITIES BEING OFFERED

Convertible Notes

This offering relates to the sale of up to one thousand (1,000) eight (8%) percent Convertible Notes of the Company. Interest shall accrue on a per annum basis and is payable upon maturity. The term of the Notes is 36 months from the date of issuance. The Notes represent the senior unsecured debt of the Company and is senior in right to any and all current and future unsecured debt while junior in right to any secured debt of the Company.

The Notes carry no prepayment penalty. The Notes may be redeemed by the Company at any time after 12 months from the date of issuance. The holders of the Notes have no right to compel redemption. Moreover, at its sole and absolute election, the Company may compel the holders of all or part of the Note to have the then-outstanding principal and interest into shares of the Company’s common stock. The Company may compel the holders to convert all or part of a Note at any time after issuance provided, however that the Company has obtained a listing for its common stock on any major national stock exchange. Currently, the Company does not qualify for a listing of its Common Stock on any major national stock exchange of automated quotation system and has not present intention to seek such a listing.

Notwithstanding the foregoing, the price at which the Notes may convertible into shares of the Company’s common stock will be seventy-five (75%) percent of the twenty (20) trailing average bid price as quoted on any major national exchange or automated quotation system.

The Company shall default upon the Note when it fails to pay any amount due and owing thereunder when due or otherwise breaches any covenant contacted in the Note. Upon an event of Default, interest shall accrue at a rate of twenty-four (24%) per annum. Moreover, the Note shall accelerate such that the total principal and interest coming due under the Note shall become due and payable immediately, without regard for the Note’s maturity date. There is no sinking fund or insurance risk pool insurance with respect to the Notes.

Capital Stock

We are not offering any shares of our capital stock in this Offering.

Our authorized capital stock consists of 100,000,000 shares of common stock, $0.0001 par value per share and 10,000,000 shares of preferred stock. $0.0001 par value per share. As of April 30, 2016 we had 15,000,000 shares of common stock outstanding and zero shares of preferred stock outstanding. The following is a summary of the rights of our capital stock as provided in our certificate of incorporation, as amended, and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the Offering Statement of which this Offering Circular is a part.

Common Stock

As of the date of this registration statement, there were 15,000,000 shares of common stock issued and outstanding held by three (3) shareholders.

Voting Rights. The holders of the common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under our amended and restated certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Because of this, the holders of a majority of the shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose.

Dividends. Subject to preferences that may be applicable to any then-outstanding preferred stock (in the event we create preferred stock), holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock that may be created in the future.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may create in the future.

Share Eligible for Future Sale

Prior to this offering, there was no public market for our common stock. We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock. Sales of substantial amounts of our common stock in the public market could adversely affect the market prices of our common stock and could impair our future ability to raise capital through the sale of our equity securities.

We have outstanding an aggregate of 15,000,000 shares of our common stock. None of these shares will be freely tradable without restriction or further registration under the Securities Act, unless those shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act.

The 15,000,000 shares of common stock outstanding after this offering will be restricted as a result of securities laws. Restricted securities may be sold in the public market only if they have been registered or if they qualify for an exemption from registration under Rule 144 under the Securities Act.

Rule 144

A person who has beneficially owned restricted shares of common stock for at least six months would be entitled to sell their shares provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (2) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•      1% of the number of shares then outstanding, which will equal 90,850 shares of common stock immediately after this offering (or 104,290 shares of common stock if the over-allotment option is exercised in full); and

•      the average weekly trading volume of the shares of common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Rule 144 is not available for the resale of securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met:

•      the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•      the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•      the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•      at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

14.   FINANCIAL STATEMENTS

PIKON GROUP, INC.

(A DEVELOPMENTAL STAGE COMPANY)

FINANCIAL STATEMENTS

For the period ended April 30, 2016

CONTENTS:

Balance Sheet as of April 30, 2016

Statement of Operations for the period from March 8, 2016 to April 30, 2016

Statements of Stockholder's Deficit for the period from March 8, 2016 to April 30, 2016

Statements of Cash Flows for the period from March 8, 2016 to April 30, 2016

Notes to the Financial Statements

PIKON GROUP, INC.

(A DEVELOPMENTAL STAGE COMPANY)

BALANCE SHEET

As of April 30, 2016

ASSETS	April 30, 2016
$
Current Assets:
Cash	1,500
Total Current Assets	0
TOTAL ASSETS	1,500

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Related Party Note	3,500
Total Current Liabilities	3,500
Total Liabilities	3,500

Stockholders’ Equity
Common Stock, Par Value $0.0001, 75,000,000 Authorized, 15,000,000 Issued & Outstanding	1,500
Additional Paid In Capital
Prior Accumulated Retained Earnings
Current net profit (loss)	(3,500)
Less: Dividends	-

Total Shareholders’ Equity	(2,000)

TOTAL LIABILITIES AND STOCKHOLDER’S EQUITY	1,500

The accompanying notes are an integral part of these financial statements.

PIKON GROUP, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF OPERATIONS

For the Period March 8, 2016 (Inception) through April 30, 2016

From March 8, 2016 to April 30, 2016
$

Revenue	0

Operating expenses:	3,500
Total operating expenses	3,500

Net Profit	(3,500)

Net loss per common share - basic and diluted:

Net loss per share attributable to common stockholders	0.0003

Weighted-average number of common shares outstanding	15,000,000

The accompanying notes are an integral part of these financial statements.

PIKON GROUP, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF STOCKHOLDER’S DEFICIT

for the period of March 8, 2016 (inception) to April 30, 2016

	Common Stock		Additional Paid In Capital	Accumulated Deficit	Total Stockholder’s Deficit
	Shares	Amount
		$		$	$
Beginning Balance, March 8, 2016 (Inception)	-	0
Issuance of Common Stock $0.0001 Par Value	15,000,000	1,500
Net Income (Loss)	-			(3,500)

Ending Balance, March 31, 2016	15,000,000	1,500		(3,500)	(2,000)

The accompanying notes are an integral part of these financial statements.

PIKON GROUP, INC.

(A DEVELOPMENTAL STAGE COMPANY)

STATEMENT OF CASH FLOWS

FROM THE PERIOD March 8, 2016 (INCEPTION) TO April 30, 2016

From March 8, 2016 (Inception) to April 30, 2016
$
Cash Flows from Operating Activities

Net Income (loss)	(3,500)
Net cash used in operating activities	(3,500)

Cash Flows from Financing Activities
Common Stock issued	1,500
Related Party Loan	3,500
Net Cash Flows From Financing Activities	5,000
Net Increase In Cash	5,000

Cash – Beginning	-
Cash – Ending	1,5000

The accompanying notes are an integral part of these financial statements.

Note 1.     Organization, History and Business

Pikon Group, Inc. (“the Company”) was incorporated in Wyoming on March 8, 2016. The Company was established for the purpose of purchasing real estate for the purpose of making cosmetic changes, repairs, and other enhancements in order to increase the value of the properties, and then rent such property to tenants or sell the properties. The Company's fiscal year end is December 31.

.

Note 2.     Summary of Significant Accounting Policies

Revenue Recognition

Revenue is derived from contracts with our consumers. Revenue is recognized in accordance with ASC 605. As such, the Company identifies performance obligations and recognizes revenue over the period through which the Company satisfies these obligations. Any contracts that by nature cannot be broken down by specific performance criteria will recognize revenue on a straight line basis over the contractual term of period of the contract.

Accounts Receivable

Accounts receivable is reported at the customers’ outstanding balances, less any allowance for doubtful accounts.  Interest is not accrued on overdue accounts receivable.

Allowance for Doubtful Accounts

An allowance for doubtful accounts on accounts receivable is charged to operations in amounts sufficient to maintain the allowance for uncollectible accounts at a level management believes is adequate to cover any probable losses.  Management determines the adequacy of the allowance based on historical write-off percentages and information collected from individual customers.  Accounts receivable are charged off against the allowance when collectability is determined to be permanently impaired.

Stock Based Compensation

When applicable, the Company will account for stock-based payments to employees in accordance with ASC 718, “Stock Compensation” (“ASC 718”).  Stock-based payments to employees include grants of stock, grants of stock options and issuance of warrants that are recognized in the consolidated statement of operations based on their fair values at the date of grant.

The Company accounts for stock-based payments to non-employees in accordance with ASC 505-50, “Equity-Based Payments to Non-Employees.”  Stock-based payments to non-employees include grants of stock, grants of stock options and issuances of warrants that are recognized in the consolidated statement of operations based on the value of the vested portion of the award over the requisite service period as measured at its then-current fair value as of each financial reporting date.

The Company calculates the fair value of option grants and warrant issuances utilizing the Binomial pricing model.  The amount of stock-based compensation recognized during a period is based on the value of the portion of the awards that are ultimately expected to vest.  ASC 718 requires forfeitures to be estimated at the time stock options are granted and warrants are issued to employees and non-employees, and revised, if necessary, in subsequent periods if actual forfeitures differ from those estimates.  The term “forfeitures” is distinct from “cancellations” or “expirations” and represents only the unvested portion of the surrendered stock option or warrant.  The Company estimates forfeiture rates for all unvested awards when calculating the expense for the period.  In estimating the forfeiture rate, the Company monitors both stock option and

Note 2.     Summary of Significant Accounting Policies (continued)

warrant exercises as well as employee termination patterns.  The resulting stock-based compensation expense for both employee and non-employee awards is generally recognized on a straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period.

Loss per Share

The Company reports earnings (loss) per share in accordance with ASC Topic 260-10, "Earnings per Share." Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since there are no dilutive securities.

Cash and Cash Equivalents

For purpose of the statements of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

Concentration of Credit Risk

The Company primarily transacts its business with one financial institution. The amount on deposit in that one institution may from time to time exceed the federally-insured limit.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Business segments

ASC 280, “Segment Reporting” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. The Company determined it has one operating segment as of March 31, 2016.

Income Taxes

The Company accounts for its income taxes under the provisions of ASC Topic 740, “Income Taxes.” The method of accounting for income taxes under ASC 740 is an asset and liability method. The asset and

Note 2.     Summary of Significant Accounting Policies (continued)

liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

Recent Accounting Pronouncements

The Company continually assesses any new accounting pronouncements to determine their applicability to the Company. Where it is determined that a new accounting pronouncement affects the Company’s financial reporting, the Company undertakes a study to determine the consequence of the change to its financial statements and assures that there are proper controls in place to ascertain that the Company’s financials properly reflect the change. The Company currently does not have any recent accounting pronouncements that they are studying and feel may be applicable.

Note 3.     Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

The effective tax rate on the net loss before income taxes differs from the U.S. statutory rate as follows:

4/30/16

U.S statutory rate	34.00%
Less valuation allowance	-34.00%

Effective tax rate	0.00%

The significant components of deferred tax assets and liabilities are as follows:

4/30/16
Deferred tax assets

Net operating gain/losses	$(3,500)

Deferred tax liability

Net deferred tax assets
Less valuation allowance

Deferred tax asset - net valuation allowance	$0

55

Note 3.     Income Taxes (Continued)

The Company adopted the provisions of ASC 740-10-50, formerly FIN 48, and “Accounting for Uncertainty in Income Taxes”. The Company had no material unrecognized income tax assets or liabilities as of April 30, 2016.

The Company’s policy regarding income tax interest and penalties is to expense those items as general and administrative expense but to identify them for tax purposes. During the period March 8, 2016 (inception) through April 30, 2016, there were no income tax, or related interest and penalty items in the income statement, or liabilities on the balance sheet. The Company files income tax returns in the U.S. federal jurisdiction and Nevada state jurisdiction. We are not currently involved in any income tax examinations.

Note 4.   Related Party Transactions

There have been no related party transactions other than the following related party stock issuances.

Related Party Stock Issuances:

The following stock issuances were made to officers of the company as compensation for services:

On March 8, 2016 the Company issued 5,000,000 of its authorized common stock to Ole Pisliak as consideration for $500

On March 8, 2016 the Company issued 5,000,000 of its authorized common stock to Rostislav Rusev as consideration for $500.

On March 8, 2016 the Company issued 5,000,000 of its authorized common stock to Yuri Konstevoy as consideration for $500.

Related Party Note.

On March 8, 2016, Pikon, LLC, which is controlled by our Chief Executive Officer, loaned the company the sum of $3,500. The note is payable upon demand and bears no interest.

Note 5.   Stockholders’ Equity

Common Stock

The holders of the Company's common stock are entitled to one vote per share of common stock held.

As of April 30, 2016 the Company had 15,000,000 shares issued and outstanding.

Note 6. Commitments and Contingencies

Commitments:

The Company currently has no long term commitments as of our balance sheet date.

Contingencies:

None as of our balance sheet date.

Note 7 – Net Income(Loss) Per Share

The following table sets forth the information used to compute basic and diluted net income per share attributable to Pikon Group, Inc. for the period March 8, 2016 (inception) through April 30, 2016

4/30/16

Net Income (Loss)	$(3,500)

Weighted-average common shares outstanding basic:

Weighted-average common stock	15,000,000
Equivalents
Stock options	0
Warrants	0
Convertible Notes	0
Weighted-average common shares	15,000,000
outstanding- Diluted

Note 8.    Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. Currently, the Company has no operating history and has not generated significant revenue. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management believes that the Company’s capital requirements will depend on many factors including the success of the Company’s development efforts and its efforts to raise capital. Management also believes the Company needs to raise additional capital for working capital purposes. There is no assurance that such financing will be available in the future.   The conditions described above raise substantial doubt about our ability to continue as a going concern. The financial statements of the Company do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 9.    Subsequent Events

None/

PART III

15. INDEX TO EXHIBITS

Exhibit 2a	Articles of Incorporation
Exhibit 2b	Bylaws
Exhibit 12	Attorney Opinion

PIKON GROUP, INC.

16.  SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Englewood Cliffs, County of Bergen, State of new Jersey, on July 28, 2016.

Pikon Group, Inc.

By:	/s/ Oleg Pisliak
Name:	Oleg Pisliak
Title:	Chief Executive Officer and Director
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Oleg Pisliak		July 28, 2016
Oleg Pisliak	Director and Chief Executive Officer (Principal Executive Officer)
/s/ Rostilav Rusev		July 28, 2016
Rostilav Rusev	Director, VP Marketing, and Secretary
/s/ Yura Kontsevoy		July 28, 2016
Yura Kontsevoy	Director, VP Project Management, and Treasurer (Principal Financial and Accounting Officer)